UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 21, 2008
(Date of earliest event reported)

MICROS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2008, the Board of Directors of MICROS Systems, Inc. (the “Company”) authorized and directed the Company to enter into the Eleventh Amendment to the Employment Agreement (the “Employment Agreement”) between the Company and A.L. Giannopoulos, its Chairman, President, and Chief Executive Officer (the “Eleventh Amendment”). The Eleventh Amendment extends the term of the Employment Agreement an additional three years until June 30, 2014, and establishes Mr. Giannopoulos’s base salary and target bonus during that three-year period.

The foregoing summary of the changes to Mr. Giannopoulos’s Employment Agreement is qualified in its entirety by reference to the full text of the Eleventh Amendment, a copy of which is attached to this report as an Exhibit and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2008	MICROS Systems, Inc.
(Registrant)

	By:	/s/ Gary C. Kaufman
Gary C. Kaufman
Executive Vice-President, Finance and Administration, and Chief Financial Officer

Exhibit 10.1 – Eleventh Amendment to Employment Agreement between the Company and A.L. Giannopoulos